As filed with the Securities and Exchange Commission on April 2, 2009
                                                     Registration No. 333-157891
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                               Amendment No. 1 to

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                               CARROLLTON BANCORP

             (Exact name of registrant as specified in its charter)

          Maryland                                            52-1660951
     (State or other                                       (I.R.S. Employer
jurisdiction of incorporation                           Identification Number)
     or organization)

                      7151 Columbia Gateway Drive, Suite A
                            Columbia, Maryland 21046
                                 (410) 536-4600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 James M. Uveges
                Senior Vice President and Chief Financial Officer
                               Carrollton Bancorp
                      7151 Columbia Gateway Drive, Suite A
                            Columbia, Maryland 21046
                                  410-536-4600

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                Charles R. Moran
                     Ballard Spahr Andrews & Ingersoll, LLP
                                   18th Floor
                             300 East Lombard Street
                            Baltimore, Maryland 21202
                                 (410) 528-5600

        Approximate date of commencement of proposed sale to the public:

   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

   Large accelerated filer [ ]                  Accelerated filer [ ]
   Non-accelerated filer [ ]                    Smaller reporting company [X]


                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed maximum          Proposed maximum           Amount of
      Title of each class of             Amount to be          aggregate offering        aggregate offering         registration
   securities to be registered            registered            price per share                 price                   fee
------------------------------------------------------------------------------------------------------------------------------------
Warrant to Purchase Common Stock,        205,379 (2)               $6.72 (2)               $1,380,147 (2)             $54 (3)
  $1.00 par value per share, and
underlying shares of Common Stock
               (1)
------------------------------------------------------------------------------------------------------------------------------------
              Total:                                                                         $10,581,147              $54 (3)
====================================================================================================================================
________________________________________________________________________________
(1)      There are being registered  hereunder (a) a warrant for the purchase of
         205,379 shares of Common Stock with an initial per share exercise price of $6.72 per share,  (b) the 205,379  shares of Common  Stock  issuable upon exercise of such warrant and (c) such additional  number of shares of Common Stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits,  stock dividends and certain  anti-dilution  provisions  set  forth in such  warrant,  which shares of Common Stock are registered hereunder pursuant to Rule 416.


(2) Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $6.72.

(3)      Registration fee previously paid by the Company.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. The selling securityholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange
Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling securityholders are soliciting offers to buy the securities in any jurisdiction where the offer, solicitation or sale is not permitted.

================================================================================

                   Subject to completion, dated April 2, 2009

PROSPECTUS

                               CARROLLTON BANCORP

               WARRANT TO PURCHASE 205,379 SHARES OF COMMON STOCK
                         205,379 SHARES OF COMMON STOCK

This prospectus relates to the offer and resale by the selling securityholders identified in this prospectus of a warrant to purchase 205,379 shares of our common stock, par value $1.00 per share (the "Common Stock"), and any shares of our Common Stock issuable upon exercise of the warrant. The warrant is exercisable at $6.72 per share in whole or in part from time to time and at any time on or before February 13, 2019. The warrant was originally issued by us pursuant to the Letter Agreement dated February 13, 2009, and the related Securities Purchase Agreement - Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. Pursuant to the Securities Purchase Agreement - Standard Terms, we also issued 9,201 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 and liquidation preference $1,000 per share (the "Series A Preferred Stock") to the United States Department of the Treasury.

The initial selling securityholder and its transferees or assignees, which we refer to as the selling securityholders, may offer the securities offered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Although we will incur expenses in connection with the registration of the securities, we will not receive any proceeds from the sale of securities by the selling securityholders. We will receive gross proceeds of up to approximately $1.38 million from the exercise of the warrant, if and when it is exercised in full, if the exercise price is paid in cash instead of via "net exercise."

The warrant is not listed on any exchange and we do not intend to list the warrant on any exchange.

Our Common Stock is traded on the NASDAQ Global Select Market under the symbol "CRRB." On April 1, 2009, the closing sale price of the Common Stock on NASDAQ Global Select Market was $5.12 per share. You are urged to obtain current market quotations for the Common Stock.

Investing in the securities offered under this prospectus involves a high degree of risk. See "RISK FACTORS" beginning on page 3 of this prospectus.

THESE SECURITIES ARE NOT DEPOSITS OR OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is __________________, 2009

                                TABLE OF CONTENTS

                                                                           Page

ABOUT THIS PROSPECTUS........................................................1

CARROLLTON BANCORP...........................................................2

RISK FACTORS.................................................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION...........................4

USE OF PROCEEDS..............................................................5

SELLING SECURITYHOLDERS......................................................5

PLAN OF DISTRIBUTION.........................................................6

SECURITIES TO BE REGISTERED..................................................8

DESCRIPTION OF CAPITAL STOCK AND SECURITIES..................................8

LEGAL MATTERS...............................................................17

EXPERTS.....................................................................17

WHERE YOU CAN FIND MORE INFORMATION.........................................17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................17

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, the selling security holders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

         We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling security holders. The prospectus supplement may also add to, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See "WHERE YOU CAN FIND MORE INFORMATION" below for more information.

         You should carefully read this entire prospectus, especially the section entitled "RISK FACTORS" beginning on page 3, before making a decision to invest in any of the securities. You should also carefully read the additional information described below under the headings "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "WHERE YOU CAN FIND MORE INFORMATION" before buying any of the securities.

         You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of the delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed since these dates.

         All references in this prospectus to "Carrollton," the "Company", "we," "us," and "our," refer to Carrollton Bancorp and its subsidiaries on a consolidated basis, unless the context otherwise requires.

                               CARROLLTON BANCORP

Carrollton Bancorp, a Maryland corporation (the "Company"), and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, was organized on January 11, 1990, and is headquartered in Columbia, Maryland. Carrollton Bank (the "Bank") is a commercial bank and the principal subsidiary of the Company. The Bank was chartered by an act of the General Assembly of Maryland (Chapter 727) approved April 10, 1900. The Bank is engaged in a general commercial and retail banking business and, as of December 31, 2008, had a total of ten branch locations in Maryland with two branch locations in Baltimore City; three branch locations in Anne Arundel County; four branches in Baltimore County and one branch in Harford County. The Bank's wholly owned subsidiaries are Carrollton Mortgage Services, Inc. ("CMSI"), which is used primarily to originate and sell residential mortgage loans, Carrollton Financial Services, Inc. ("CFS"), which provides brokerage services, and Mulberry Street LLC ("MSLLC") which is used to dispose of other real estate owned. Carrollton Community Development Corporation ("CCDC") is a 96.4% owned subsidiary of the Bank which promotes, develops and improves the housing and economic conditions of people in Maryland, particularly the Metropolitan Baltimore area.

The Bank is an independent, community bank that seeks to provide personal attention and professional financial services to its customers while offering virtually all of the banking services of larger competitors. Our customers are primarily individuals and small and medium-sized businesses. The Bank's business philosophy includes offering informed and courteous service, local and timely decision-making, flexible and reasonable operating procedures and consistently applied credit policies.

The Company's deposit accounts are insured by the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum permitted by law.

We are a financial holding company registered under the federal Bank Holding Company Act of 1956, as amended. We and our bank subsidiaries are extensively regulated under federal and state laws. The regulation of financial holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders. For a discussion of the material elements of the extensive regulatory framework applicable to us and our bank subsidiaries, please refer to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2008 and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See "WHERE YOU CAN FINE MORE INFORMATION" below for information on how to obtain a copy of our Form 10-K and any subsequent reports.

As of December 31, 2008, the Company had consolidated assets of $404.2 million, consolidated deposits of $292.4 million and consolidated stockholders' equity of $27.4 million. Shares of our Common Stock are traded on the NASDAQ Global Select Market under the trading symbol "CRRB."

The Company's principal executive offices are located at 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046, telephone number (410) 536-4600. Our Internet address is www.carrolltonbank.com. The information on our Web site is not incorporated by reference in this prospectus.

                                  RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the United States Securities and Exchange Commission (the "SEC") that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The trading price of our Common Stock and the market value of the warrant could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference herein.

The warrant and the shares of Common Stock for which the warrant may be exercised are not deposits and are not insured against loss by the Federal Deposit Insurance Corporation or any other governmental or private agency.

There is no established trading market for the warrant. We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling stockholder. Our Common Stock is listed on the NASDAQ Global Select Market but shares of our Common Stock are not heavily traded. Securities that are not heavily traded can be more volatile than stock trading in an active public market. Factors such as our financial results, the introduction of new products and services by us or our competitors, and various factors affecting the banking industry generally may have a significant impact on the market price of the shares our Common Stock. Management cannot predict the extent to which an active public market for any of our securities will develop or be sustained in the future. Accordingly, purchasers of the warrant and/or the shares of Common Stock for which the warrant may be exercised may not be able to sell such securities at the volumes, prices, or times that they desire.

Because we are a  participant  in the  Troubled  Asset  Relief  Program  Capital
Purchase Program (the "TARP Capital Purchase Program") under the Emergency Economic Stabilization Act of 2008 ("EESA"), and in connection therewith entered into the Letter Agreement dated February 13, 2009, and the related Securities Purchase Agreement -- Standard Terms between us and the United States Department of the Treasury (the "Purchase Agreement") pursuant to which the Series A Preferred Stock and the warrant were issued to the initial selling security holder, we are subject to several restrictions and limitations contained in EESA and in the Purchase Agreement. These restrictions and limitations relate to shares of our capital stock and include restrictions on our ability to declare or pay dividends on and to repurchase outstanding shares of our stock, and also relate to the compensation which we may pay to our Senior Executive Officers. Specifically, we will be unable to declare or pay dividends on our Common Stock, other stock ranking junior to the Series A Preferred Stock, or preferred stock ranking on a parity with the Series A Preferred Stock, if we are in arrears on the payment of dividends on the Series A Preferred Stock. Also, we will not be permitted to increase dividends on our Common Stock above the amount of the last quarterly cash dividend per share declared prior to October 14, 2008 without the initial selling security holder's approval until February 13, 2012 unless all of the Series A Preferred Stock has been redeemed or transferred by the initial selling security holder. Our ability to redeem or repurchase our stock is also restricted and we will generally be unable to make any stock repurchases until February 13, 2012 without the initial selling security holder's consent unless all of the Series A Preferred Stock has been redeemed or transferred by the initial selling security holder.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, as well as other written communications made from time to time by us and oral communications made from time to time by our authorized officers, may contain statements relating to our future results (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of our operations and business, including earnings growth determined using GAAP; revenue growth in retail banking, lending and other areas; origination volume in our consumer, commercial and other lending businesses; asset quality and levels of non-performing assets; impairment charges with respect to investment securities; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

We caution you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to:

         o the factors identified in (or incorporated by reference into) this document under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors;"

         o prevailing economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the banking industry;

         o changes in interest rates, deposit flows, loan demand, real estate values and competition, which can materially affect, among other things, consumer banking revenues, revenues from sales on non-deposit investment products, origination levels in our lending businesses and the level of defaults, losses and prepayments on loans we have made and make, whether held in portfolio or sold to investors or in the secondary markets;

         o        changes  in  the  quality  or   composition  of  the  loan  or
                  investment portfolios;

         o        factors driving impairment charges on investments;

         o our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

         o our timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by customers;

         o operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

         o        changes in accounting principles, policies, and guidelines;

         o changes in any applicable law, rule, regulation or practice with respect to tax or legal issues;

         o risks and uncertainties related to potential future mergers and related integration and restructuring activities, if any;

         o litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of other matters before regulatory agencies, whether pending or commencing in the future; and

         o        other  economic,  competitive,  governmental,  regulatory  and
                  technological  factors  affecting  our  operations,   pricing,
                  products and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control. Readers are cautioned not to place undue reliance on these forward-looking statements which are made as of the date of this prospectus. Except as may be required by applicable law or regulation, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of securities by the selling securityholders. We will receive gross proceeds of $1,380,147 from the exercise of the warrant, if, and when, it is exercised in full, assuming that the exercise price of the warrant is paid in cash and not via the "net exercise" method. If received, we expect to use these proceeds for general corporate purposes.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

                             SELLING SECURITYHOLDERS

The initial selling securityholder is the United States Department of the Treasury. We issued 9,201 shares of our Series A Preferred Stock and a warrant to purchase 205,379 shares of our Common Stock to the initial selling securityholder on February 13, 2009 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). In connection with that transaction, we granted registration rights to the initial selling securityholder and its transferees or assigns with respect to the resale or other disposal of the Series A Preferred Stock, the warrant and the Common Stock that may be issued pursuant to the exercise of the warrant.

In   accordance   with  the   registration   rights   granted  to  the   selling
securityholders, we have filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposal of the securities covered by this prospectus. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the securities are sold pursuant to this prospectus or are no longer required to be registered for resale by the selling securityholders.

The following table presents information regarding the beneficial ownership of our Common Stock by the initial selling securityholder, including shares of Common Stock that the initial selling securityholder has the right to acquire within 60 days of the date of this prospectus upon exercise of the warrant. The information in the table assumes that the initial selling securityholder sells all of the securities covered by this prospectus. However, we do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Other than with respect to the acquisition of the warrant and the Series A Preferred Stock, the initial selling securityholder has not had a material relationship with the Company. Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.


                                                                                            Shares Beneficially
                                 Shares Beneficially                                          Owned Following
                                        Owned                                                  this Offering
                               -------------------------                                  ------------------------
                                                              Number of Shares That May
        Class of Security             Number     Percent      Be Sold in this Offering        Number     Percent
----------------------------------- ----------- ---------- -------------------------------- ---------- -----------

Common Stock                         205,379      7.4%                 205,379                  0           0%


                              PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time by the initial selling securityholder and its transferees and assignees who hold the warrant or Common Stock with a market value of no less than $184,020 (representing 2% of the liquidation value of the Series A Preferred Stock). The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

         o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o an over-the-counter distribution in accordance with the rules of the NASDAQ Global Select Market;

         o        in privately negotiated transactions; and

         o        in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling securityholders may transfer or assign the warrant or Common Stock, in which case the transferees or assignees will be the selling beneficial owners for purposes of this prospectus.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the Common Stock short and redeliver the shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In  effecting   sales,   broker-dealers   or  agents   engaged  by  the  selling
securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In  offering   the   securities   covered  by  this   prospectus,   the  selling
securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

                           SECURITIES TO BE REGISTERED

This prospectus covers a warrant to purchase 205,379 shares of our Common Stock and 205,379 shares of our Common Stock.

                   DESCRIPTION OF CAPITAL STOCK AND SECURITIES

The following is a summary of our capital stock and securities and does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter including the articles supplementary for our Series A Preferred Stock, our bylaws and the warrant to purchase Common Stock, copies of which have previously been filed with the SEC. See "Where You Can Find More Information".

We are authorized by our charter, to issue up to 10,000,000 shares of capital stock, par value $1.00 per share. Of these shares, 9,201 shares are classified as Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, and 9,990,799 are classified as shares of common stock, par value $1.00 per share.

Our charter generally permits the Board of Directors of the Company to classify and reclassify any unissued shares of capital stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of stock.

Warrant to Purchase Common Stock

A warrantholder will not be deemed a shareholder of our underlying Common Stock until the warrant is exercised and, as a result, will not have any voting rights or such other rights until the warrant is exercised and the underlying Common Stock has been issued. The exercise price of the warrant is $6.72. The number of shares of Common Stock that may be acquired upon exercise of the warrant and the exercise price of the warrant will be adjusted if specific events, summarized below, occur. The warrant will expire on February 13, 2019.

         Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 205,379 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $9,201,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the portion of the warrant then held by the initial selling securityholder will be reduced by 102,689 shares. The number of shares of Common Stock that may be acquired upon exercise of the warrant and the exercise price of the warrant are subject to the further adjustments described below.

         Transferability

The initial selling securityholder may not transfer a portion of the warrant with respect to more than 102,689 shares of Common Stock until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $9,201,000 and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable.

         Exercise

The holder of the warrant may exercise the warrant, in whole or in any part, at any time or from time to time before February 13, 2019 by delivering to us notice of exercise and payment of the exercise price. The holder is entitled to a "cashless exercise" or "net exercise" option, which means that the holder of the warrant may pay the exercise price by having us withhold from the shares of Common Stock that would otherwise be delivered to the holder that number of shares equal in value to the aggregate exercise price of the warrant exercised. Alternatively, with our consent, the holder of the warrant can pay the exercise price in cash.

For purposes of a net exercise, the value of the shares to be withheld will be based on the market price of our Common Stock, as determined by the terms of the warrant, on the trading day on which the warrant is exercised and notice of exercise is delivered to us.

The exercise of the warrant is subject to the condition that the holder will have first received any applicable regulatory approvals.

Upon exercise of the warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the warrant may be exercised.

         Adjustments to Exercise Price and Number of Shares

                  Stock Dividends, Splits and Reclassifications

If we pay a stock dividend, subdivide or reclassify our outstanding shares of Common Stock into a greater number of shares, or combine or reclassify our outstanding shares of Common Stock into a smaller number of shares, the number of shares issuable upon exercise of the warrant and the exercise price will be proportionally adjusted to reflect the change in the number of outstanding shares.

                  Certain Issuances of Common Shares or Convertible Securities

Until the earlier of the date on which the initial selling securityholder no longer holds any portion of the warrant or February 13, 2012, if we issue shares of Common Stock or other securities exercisable or convertible into our Common Stock without consideration or at a consideration per share that is less than 90% of the market price on the last day of trading preceding the date of the agreement on pricing such shares, then the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

There will be no adjustments for share issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation-related arrangements in ordinary course and consistent with past practice approved by the Board of Directors,
(iii) in connection with a public or broadly marketed offering and sale of Common Stock or convertible securities for cash in a registered offering or pursuant to Rule 144A conducted on a basis consistent with capital raising transactions by comparable financial institutions; and (iv) in connection with the exercise of preemptive rights on terms existing as of February 13, 2009.

                  Other Distributions

If we make a distribution to all holders of our Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends, Common Stock dividends or other reclassifications of our Common Stock), then the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted to reflect such distribution.

                  Certain Repurchases of Common Stock

If we effect a pro rata purchase of our Common Stock, then the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted. For purposes of the warrant, a "pro rata repurchase" means any purchase of shares by us pursuant to a (i) a tender offer or exchange offer subject to
Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of our Common Stock.

         Business Combinations

In the event of a business combination, such as merger, consolidation, statutory share exchange or similar transaction that requires approval of our shareholders, the warrant will be converted into the right to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable upon exercise of the warrant immediately prior to the business combination would have been entitled to receive upon consummation of the business combination. If the holders of our Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of the business combination, then the consideration that the warrantholders will be entitled to receive upon exercise of the warrant will be deemed to be the types and amounts of consideration received by the majority of all holders of Common Stock that affirmatively make an election.

         Other Events

For so long as the initial selling securityholder holds any portion of the warrant, if any event occurs as to which the anti-dilution adjustments described above are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of our board of directors, fairly and adequately protect the purchase rights of the warrant in accordance with the essential intent and principles of such provisions, then the board of directors will make such adjustments as shall be reasonably necessary, in the good faith opinion of the board of directors, to protect the purchase rights of the warrant.

Common Stock

Our charter authorizes us to issue 9,990,799 shares of Common Stock, par value $1.00 per share. As of April 1, 2009, we had 2,564,988 shares of Common Stock issued and outstanding.

         Voting Rights

The holders of our Common Stock are entitled to one vote per share on all matters presented to stockholders. Holders of Common Stock are not entitled to cumulate their votes in the election of directors.

         Dividends

The holders of our Common Stock are entitled to receive and share equally in any dividends as may be declared by our board of directors out of funds legally available for the payment of dividends. Under Maryland law, we may pay dividends if, after giving effect to such dividends, (1) we will be able to pay our indebtedness as such indebtedness becomes due in the usual course of business and (2) our total assets exceed our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving dividends.

The terms of our Series A Preferred Stock also impose certain restrictions on our ability to declare and pay dividends on our Common Stock and to repurchase our Common Stock. We may pay dividends on or repurchase our Common Stock only if we have paid or provided for all dividends on our Series A Preferred Stock for the then current period and all prior periods.

In addition, prior to the earlier of (i) February 13, 2012 or (ii) the date on which the Series A Preferred Stock has been redeemed in full or the initial selling securityholder has transferred all of the Series A Preferred Stock to non-affiliates, we cannot increase our quarterly cash dividend on our common stock above $0.08 per share or repurchase any shares of Common Stock or other capital stock or equity securities or trust preferred securities without the consent of the initial selling securityholder. The repurchase restrictions do not apply in certain limited circumstances, including the repurchase of Common Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, but only to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation.

         Liquidation

Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive their pro rata portion of our remaining assets after payment, or provision for payment, of all our debts and liabilities and the holders our preferred stock, if any, have been paid in full any sums to which they may be entitled.

         No Preemptive or Redemption Rights

Holders of our Common Stock are not entitled to preemptive rights with respect to any shares that may be issued. The Common Stock is not subject to redemption.

         Certain Charter and Bylaw Provisions Affecting Stock

Our charter and bylaws contain several provisions that may make us less attractive target for an acquisition of control by anyone who does not have the support of our board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders to approve certain business combinations and other corporate actions, including charter amendments, and certain asset sales, several special procedural rules, and a staggered board of directors. The foregoing is qualified in its entirely by reference to our charter and bylaws, both of which are on file with the SEC.

         Restrictions on Ownership

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. "Control" is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve Board before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company. Maryland law generally requires the prior approval of the Commissioner of Financial Regulation before a person, group of persons, or company may acquire 25% or more of our voting stock or otherwise exercise a controlling influence over the direction of the management or policy of the Company or the Bank.

         Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company.

         Listing

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol "CRRB".

Series A Preferred Stock

Our charter authorizes us to issue 9,201 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share. As of April 1, 2009, we had 9,201 shares of Series A Preferred Stock issued and outstanding.

         Dividends

Holders of the Series A Preferred Stock are entitled to receive, if, as and when declared by our board of directors or any authorized committee of the board of directors out of assets legally available for payment, cumulative cash dividends at a rate of 5% per annum on the liquidation preference per share, accruing from the beginning of the relevant dividend period. Accrued and unpaid dividends compound quarterly. Beginning February 15, 2014, the dividend rate will increase to 9% per annum.

Dividends are paid quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning on May 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividend record dates are the 15th calendar day immediately preceding the applicable dividend payment date or such other date designated by our board of directors not more than 60 nor less than 10 days before such dividend payment date. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

Holders of the Series A Preferred Stock will not be entitled to participate in any dividends, whether payable in cash, property or shares, paid on any other securities issued by us, including our Common Stock and other junior stock.

         Payment Restrictions

So long as any shares of Series A Preferred Stock remain outstanding, no dividends or distributions will be declared or paid on our Common Stock or any class or series of our equity securities ranking junior, as to dividends and upon liquidation, to the Series A Preferred Stock ("junior stock") (other than dividends payable solely in shares of our Common Stock) or on any other class or series of our equity securities ranking, as to dividends and upon liquidation, on a parity with the Series A Preferred Stock ("parity stock"), and no Common Stock, junior stock or parity stock may be repurchased or redeemed by us unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A Preferred Stock. The foregoing limitation does not apply to:

         o redemptions or repurchases of Common Stock or other junior stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, but only to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

         o purchases or other acquisitions by a broker-dealer subsidiary of ours solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course its business;

         o purchases by a broker-dealer subsidiary of our capital stock for resale pursuant to an offering by us of our capital stock underwritten by such broker-dealer subsidiary;

         o any dividends or distributions of rights or junior stock in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan;

         o the acquisition by us of record ownership in junior stock or parity stock for the beneficial ownership of any other persons, including as trustees or custodian; and

         o the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation amount) or junior stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to February 13, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

When dividends are not paid in full on any dividend payment date (or declared and a sum sufficient for such full payment is not set aside) upon the Series A Preferred Stock and all parity stock (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date falling within the dividend period related to the dividend payment date for the Series A Preferred Stock), all dividends declared upon the Series A Preferred Stock and any parity stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and all such parity stock will in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Stock and all parity stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such parity stock does not have a cumulative dividend) bear to each other.

         Liquidation Rights

In the event we voluntary or involuntary liquidate, dissolve or wind up our affairs (referred to herein sometimes as a "liquidation"), each holder of Series A Preferred Stock then outstanding will be entitled to receive out of our assets available for distribution to stockholders (after payment or provision for payment of all of our debts and other liabilities and subject to the rights of holders of any equity securities issued by us ranking senior to the Series A
Preferred Stock as to liquidation rights) an amount equal to $1,000 (the "liquidation preference") per share, plus the amount of any accrued but unpaid dividends thereon, whether or not declared, to the date of payment before any distribution of assets is made to holders of Common Stock and any other shares of our equity securities that rank junior to the Series A Preferred Stock as to liquidation rights.

If, upon any such voluntary or involuntary liquidation, our assets are insufficient to make full payment to holders of the Series A Preferred Stock and any shares of other classes or series of our equity securities ranking on a parity with the Series A Preferred Stock as to liquidation rights, then the holders of the Series A Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series A Preferred Stock as to liquidation rights will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. A consolidation or merger by us with or into another entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets, will not be considered a liquidation, dissolution or winding up of our affairs.

         Ranking

The Series A Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs, will rank on parity with all equity securities the terms of which expressly provide that such securities will rank on parity with the Series A Preferred Stock, and senior to our Common Stock and to all equity securities the terms of which provide that such equity securities will rank junior to the Series A Preferred Stock.

         Redemption at Our Option

On and after February 15, 2012, we may, at our option, redeem shares of the Series A Preferred Stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share and any accrued and unpaid dividends to but excluding the redemption date, to the extent we have funds legally available therefor. Any redemption of the Series A Preferred Stock is subject to receipt of prior regulatory approval.

Prior to February 15, 2012, we may redeem shares of the Series A Preferred Stock only if we have received aggregate gross proceeds of at least $2,300,250 from one or more offerings of Common Stock, perpetual preferred stock or a combination thereof that may be included in Tier 1 capital as of the time of issuance (a "qualified equity offering"), and the aggregate redemption price for the Series A Preferred Stock cannot exceed the net proceeds received by us from such qualified equity offerings.

Recent guidance from the United States Department of the Treasury issued on February 26, 2009, regarding changes to the TARP Capital Purchase Program under the American Recovery and Reinvestment Act of 2009, indicates that all companies participating in the TARP Capital Purchase Program, including the Company, may redeem their Series A Preferred Stock, under terms other than those specified in the original TARP Capital Purchase Program transaction documents, and which are described above. The Treasury Department guidelines indicate that a company participating in the TARP Capital Purchase Program, may redeem all or part of its Series A Preferred Stock investment at any time by paying a minimum of 25% of the issue price of the Series A Preferred Stock. The early redemption process is subject to further guidance from the Treasury Department.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to our optional redemption right, the shares to be redeemed will be selected pro rata or in such other equitable method prescribed by our board of directors.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

         Voting Rights

The holders of Series A Preferred Stock do not have any voting rights except as described below or as otherwise required by Maryland law.

Whenever dividends on the Series A Preferred Stock have not been paid for an aggregate of six or more quarterly periods (whether or not consecutive), then the number of our directors will automatically be increased by two and the holders of the Series A Preferred Stock (voting together as a single class with all of our other equity securities upon which like voting rights have been conferred and are exercisable) will be entitled to elect two directors to fill the newly created directorships until all accrued and unpaid dividends and the dividend for the then current dividend period on the Series A Preferred Stock have been paid in full, at which time such right will terminate with respect to the Series A Preferred Stock. It will be a qualification for election for any director elected by the holders of preferred stock that the election of such person not cause us to violate any corporate governance requirements of any securities exchange on which we are listed. Upon termination of the right of holders of Series A Preferred Stock and all other equity securities upon which like voting rights have been conferred to vote for directors as described above, the term of office of each director elected as described in this paragraph will expire and the authorized number of directors will be reduced.

So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our charter, the vote of the holders of at least two-thirds of the Series A Preferred Stock outstanding at the time, voting as a separate class, shall be necessary to:

         o authorize, create or increase the authorized amount of or issue any class or series of, or any securities convertible or exchangeable for shares of, any capital stock ranking senior to the outstanding Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon any liquidation, dissolution or winding up of our affairs;

         o amend, alter or repeal the provisions of our charter or the Series A Articles Supplementary, which relates to the Series A Preferred Stock (including, unless no vote on such merger or consolidation is required, by merger or consolidation or otherwise), so as to adversely affect the rights, preferences, privileges or voting power of the Series A Preferred Stock; or

         o consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation by us with another corporation or other entity, unless in each case (i) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which Carrollton Bancorp is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A Preferred Stock immediately prior to such consummation, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

To the extent of the voting rights of the Series A Preferred Stock, each holder of shares of Series A Preferred Stock will have one vote for each such share.

The increase in the amount of authorized preferred stock or the creation and issuance of any other series of preferred stock ranking equally with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our affairs will not require the vote or consent of the holders of the outstanding shares of Series A Preferred Stock.

         Conversion Rights

Holders of our Series A Preferred Stock have no right to exchange or convert such shares into any other securities.

         Listing

Our Series A Preferred Stock is not listed on any national securities exchange or quoted on any interdealer quotation system.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

                                     EXPERTS

The consolidated financial statements of Carrollton Bancorp as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, have been audited by Rowles & Company, LLP, an independent registered public accounting firm, as stated in their reports that are incorporated by reference in this Prospectus and Registration Statement in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. In addition, we maintain a website that contains information about us at http://www.carrolltonbank.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined at the SEC's public reference room. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. This registration statement is also available to you on the SEC's website.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

(i) Annual Report on Form 10-K for the year ended December 31, 2008;

(ii) Current Reports on Form 8-K filed on January 8, 2009, February 6, 2009 and February 17, 2009; and

(iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-4 (No. 33-33027), filed with the SEC by the Company on January 12, 1990, and any amendments or reports now or heretofore filed for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

                               Carrollton Bancorp
                                 Carrollton Bank
                      7151 Columbia Gateway Drive, Suite A
                            Columbia, Maryland 21046
                       Attention: Chief Financial Officer
                             Telephone: 410-536-4600

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee -- Securities and Exchange Commission                           $54*
Legal fees and expenses                                                 $20,000
Accounting fees and expenses                                               $250
Miscellaneous expenses                                                   $1,200
Total Expenses                                                          $21,504


*Previously Paid



Item 15.  Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

     o the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

     o the director or officer actually received an improper personal benefit in money, property or services; or

     o in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. In addition, Section 2-418 of the Maryland General Corporation Law provides that, unless limited by its charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding. Our charter contains no such limitation.

         Our charter provides that except as the bylaws may otherwise provide, no indemnification shall be provided for any officer or director or for any employee or agent of the Company or of any predecessor of the Company or any other entity. Our bylaws provide in effect that we will indemnify our directors and officers to the fullest extent permitted by applicable law. We have purchased directors' and officers' liability insurance for the benefit of our directors and officers.

         We have not entered into any indemnification agreements with any of our executive officers or directors.

         As permitted by the Maryland General Corporation Law, our charter limits the liability of our directors and officers to us and our stockholders for money damages, subject to specified restrictions. However, the liability of our directors and officers to us and our stockholders is not limited if:

     o it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

     o a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         This provision does not limit our ability or our stockholders' ability to obtain other relief, such as an injunction or rescission.

Item 16.  Exhibits

  EXHIBIT NUMBER                           DESCRIPTION
       4.1        Articles  of  Incorporation,   as  amended   (incorporated  by
                  reference to Exhibits 3.1(i) and 3.1(ii) to the Registrant's Form 10-K for the year ended December 31, 2008).

       4.2 Articles Supplementary establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Registrant (incorporated by reference to Exhibit 3.1(iii) to the Registrant's Form 10-K for the year ended December 31, 2008).

       4.3 Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to
                  Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on February 17, 2009).

       4.4 Warrant to Purchase 205,379 Shares of Common Stock of Carrollton Bancorp (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed on February 17, 2009).

       5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

       10.1 Letter Agreement, and related Securities Purchase Agreement - Standard Terms, dated as of February 13, 2009, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on February 17, 2009).

       23.1       Consent of Rowles & Company, LLP (filed herewith).

       23.2       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.1 filed herewith).

       24.1       Power of Attorney (previously filed).


Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

                  (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or
                           (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, State of Maryland, on April 2, 2009.

                                       CARROLLTON BANCORP



                                       By:    /s/ Robert A. Altieri
                                            ------------------------------------
                                           Robert A. Altieri
                                           President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


April 2, 2009                   By:  /s/ Robert A. Altieri
                                     -------------------------------------------
                                    Robert A. Altieri
                                    President and Chief Executive Officer

April 2, 2009                   By:  /s/ James M. Uveges
                                     -------------------------------------------
                                    James M. Uveges
                                    (Principal financial and accounting officer)
                                    Senior Vice President  and  Chief  Financial
                                    Officer

                                Board of Directors

April 2, 2009                   By:  /s/ Robert J. Aumiller*
                                     -------------------------------------------
                                    Robert J. Aumiller
                                    Director

April 2, 2009                   By:  /s/ Steven K. Breeden*
                                     -------------------------------------------
                                    Steven K. Breeden
                                    Director

April 2, 2009                   By:  /s/ Albert R. Counselman*
                                     -------------------------------------------
                                    Albert R. Counselman
                                    Chairman of the Board

April 2, 2009                   By:  /s/ Harold I. Hackerman*
                                     -------------------------------------------
                                    Harold I. Hackerman
                                    Director

April 2, 2009                   By:  /s/ William L. Hermann*
                                     -------------------------------------------
                                    William L. Hermann
                                    Director

April 2, 2009                   By:  /s/ David P. Hessler*
                                     -------------------------------------------
                                    David P. Hessler
                                    Director

April 2, 2009                   By:  /s/ Howard S. Klein*
                                     -------------------------------------------
                                    Howard S. Klein
                                    Director

April 2, 2009                   By:  /s/ Charles E. Moore, Jr.*
                                     -------------------------------------------
                                    Charles E. Moore, Jr.
                                    Director

April 2, 2009                   By:  /s/ Bonnie L. Phipps*
                                     -------------------------------------------
                                    Bonnie L. Phipps
                                    Director

April 2, 2009                   By:  /s/ John Paul Rogers*
                                     -------------------------------------------
                                    John Paul Rogers
                                    Director

April 2, 2009                   By:  /s/ William C. Rogers, III*
                                     -------------------------------------------
                                    William C. Rogers, III
                                    Director

April 2, 2009                   By:  /s/ Francis X. Ryan*
                                     -------------------------------------------
                                    Francis X. Ryan
                                    Director


* By /s/ James M. Uveges
     --------------------
         James M. Uveges
         Attorney-in-Fact


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

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                           DESCRIPTION
       4.1        Articles  of  Incorporation,   as  amended   (incorporated  by
                  reference to Exhibits 3.1(i) and 3.1(ii) to the Registrant's Form 10-K for the year ended December 31, 2008).

       4.2 Articles Supplementary establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Registrant (incorporated by reference to Exhibit 3.1(iii) to the Registrant's Form 10-K for the year ended December 31, 2008).

       4.3 Form of stock certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to
                  Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on February 17, 2009).

       4.4 Warrant to Purchase 205,379 Shares of Common Stock of Carrollton Bancorp (incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K filed on February 17, 2009).

       5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

       10.1 Letter Agreement, and related Securities Purchase Agreement - Standard Terms, dated as of February 13, 2009, between the Registrant and the United States Department of the Treasury (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on February 17, 2009).

       23.1       Consent of Rowles & Company, LLP (filed herewith).

       23.2       Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.1 filed herewith).

       24.1       Power of Attorney (previously filed).


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